                                                                   EXHIBIT 10.23

                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (this "Agreement"), dated as of December 29, 1998, is made and entered into between and among KTI, Inc., a New Jersey corporation, ("KTI"), Oakhurst Company, Inc, a Delaware corporation ("OCI"), and Oakhurst Technology, Inc., a Delaware corporation that is a wholly-owned subsidiary of OCI ("OTI").

                                    RECITALS

         A. New Heights Recovery & Power, LLC ("New Heights") is a reorganized entity under an amended plan of reorganization dated November 17, 1998 (the "Plan") under Chapter 11 of the federal Bankruptcy Code. The Plan was confirmed by order of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Delaware (the "Court") (Bky. No. 96-442 (HSB)) entered on December 28, 1998 (the "Confirmation Order").

         B. Following entry of the Confirmation Order, pursuant to the terms of the Plan and by agreement with KTI, (i) OTI will enter into an Investment Agreement, to be dated December 29, 1998 and in the form attached to the Plan as Exhibit C, between OTI and New Heights (the "Investment Agreement"), (ii) OTI will become the owner of 50% of the equity interests in New Heights and a member of New Heights under the terms of the New Heights Limited Liability Company Agreement (the "LLC Agreement"), and (iii) OTI will receive and incur certain rights and obligations under the Investment Agreement and the LLC Agreement.

         C. It is the intention of the parties hereto that OTI will receive the full benefits accruing to its interest as a party to the Investment Agreement and the LLC agreement, and will assume and incur substantially all of the obligations related there to, the performance of which obligations will be guaranteed by KTI.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

         1.01 Purchase and Sale. OCI agrees to sell to KTI, and KTI agrees to subscribe for and purchase from OCI, 1,730,056 shares of the common stock, par value $.01, of OCI (the "Shares") at the Closing (as defined in Section 1.03) on the terms and subject to the conditions set forth in this Agreement.


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         1.02 Purchase Price. The aggregate purchase price for the Shares is
$865,028.00 (the "Purchase Price"), payable in the manner provided in
Section 1.03.

         1.03 The Closing.

         (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney at 250 Park Avenue, New York, New York, at 9:00 a.m. on December 29, 1998, or at such other place and on such other date as is mutually agreeable to KTI, OCI and OTI (the date of the Closing being hereinafter referred to as the "Closing Date"). The Closing will be effective as of the close of business on the Closing Date.

         (b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following "Closing Transactions" on the Closing Date:

                  (i) KTI will subscribe for the Shares, and OCI will, upon receipt of the Purchase Price, issue the Shares and deliver to deliver to KTI a stock certificate or certificates representing the Shares.

                  (ii) KTI shall deliver to OCI the Purchase Price by wire transfer of immediately available funds to the account designated by OCI to KTI prior to the Closing; and

                  (iii) Each of the parties shall deliver to the other the documents required to be delivered pursuant to Article VI hereof.


                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF OCI

         OCI hereby represents and warrants to KTI that, except as set forth in the Disclosure Schedule delivered by OCI to KTI on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article II under captions referencing the Sections to which such exceptions apply):

         2.01 Incorporation and Corporate Power. Each of OCI and OTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, (i) in the case of OCI, the corporate power and authority to issue the Shares and to enter into the Loan Agreement (as defined in Section 6.01(m)(vi)), and (ii) in the case OTI, to enter into the Investment Agreement and the LLC Agreement (the Loan Agreement, the Investment Agreement and the LLC Agreement, and any other agreements to be executed by the parties as contemplated by this Agreement being referred to herein as the "Ancillary Agreements"), and has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties


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

and to carry on its business as now conducted and presently proposed to be conducted. The copies of OCI's and OTI's Certificates of Incorporation and Bylaws which have been furnished by them to KTI prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. OTI is qualified to do business as a foreign corporation in the State of Illinois, and OCI and OTI each is qualified to do business as a foreign corporation in every other jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on OCI's or OTI's business or results of operations.

         2.02 Execution, Delivery; Valid and Binding Agreements. The execution, delivery and performance of this Agreement and the Ancillary Agreements by each of OCI and OTI and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary agreements. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by OCI and OTI and, when so executed and delivered, will constitute the valid and binding obligations of OCI and OTI, as the case may be, enforceable in accordance with their respective terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

         2.03 No Breach. The execution, delivery and performance of this Agreement and the Ancillary Agreements by OCI and OTI and the consummation by OCI and OTI of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default, result in a violation, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any of the Shares or any assets of OCI or OTI, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under, the provisions of the Certificate of Incorporation or Bylaws of OCI or OTI or any material indenture, mortgage, lease, loan agreement or other agreement or instrument by which OCI or OTI is bound or affected, or any material law, statute, rule or regulation or order, judgment or decree to which OCI or OTI is subject.

         2.04 Governmental Authorities; Consents. Neither OCI nor OTI is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by OCI or by OTI in connection with its execution, delivery and performance of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.



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         2.05 Capital Stock; Rated Debt Securities. The authorized capital stock of OCI consists of 14,000,000 shares of common stock, par value $.01 per share (the "OCI Common Stock"), of which, as of the date hereof, 3,212,926 shares are issued and outstanding, and all of which shares of OCI Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and 1,000,000 shares of preferred stock, none of which are issued or outstanding.
The authorized capital stock of OTI consists of 7,500,000 shares of common stock, par value $.01 per share (the "OTI Common Stock"), of which, as of the date hereof, one share is issued and outstanding, which share of OTI Common
Stock has been duly authorized, is validly issued, fully paid and nonassessable, and is owned by OCI. Neither OCI nor OTI has any other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth on the Disclosure Schedule, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by OCI or OTI, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from OCI or OTI any shares of capital stock or other securities of OCI or OTI of any kind. There are no agreements or other obligations (contingent or otherwise) which may require OCI or OTI to repurchase or otherwise acquire any shares of its capital stock. OCI has not issued any debt securities that are rated by any rating agency.

         2.06 The Shares. The delivery by OCI of a certificate or certificates in the manner set forth in Section 1.04(b) will invest in KTI good and valid title to the Shares, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions other than those contemplated by this Agreement or the Ancillary Agreements or imposed under any state or federal securities laws.

         2.07 Financial Statements. OCI has delivered to KTI copies of (a) its report on Form 10-Q for the six-month period ended August 31, 1998 (the "Form 10-Q"), including the unaudited balance sheet, as of August 31, 1998, of OCI (the "Latest Balance Sheet") and the unaudited statements of earnings, shareholders' equity and cash flows of OCI for such period (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) its report on Form 10-K the for the year ended February 28, 1998 (the "Form 10-K" and, together with the Form 10-Q and any amendments thereto and any report on Form 8-K filed since the date of filing of the Form 10-K, the "SEC Documents"), including the audited balance sheets, as of February 28, 1998 and 1997, of OCI and the audited statements of earnings, shareholders' equity and cash flows of OCI for each of the years ended February 28, 1998 and 1997 and February 29, 1996 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of OCI and fairly present the financial condition of OCI as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may


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not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

         2.08 Absence of Undisclosed Liabilities. Except as reflected in the Latest Balance Sheet and any SEC Document, neither OCI nor OTI has any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         2.09 No Material Adverse Changes. Since the date of the Latest Balance Sheet, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of OCI.

         2.10 Employment Agreements. OCI does not have employment agreements with any of its employees other than Robert M. Davies and Maarten D. Hemsley.

         2.10 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of OCI or OTI.

         2.11 Disclosure. Neither the representations and warranties of OCI set forth in this Agreement nor the Disclosure Schedule nor any of the financial statements referred to in Section 2.07 hereof, taken as a whole, contain any untrue statement of a material fact regarding OCI or its business or any of the other matters dealt with in this Article II relating to OCI or OTI. Neither the representations and warranties of OCI set forth in this Agreement, the Disclosure Schedule nor the financial statements referred to in Section 2.07 hereof, contain any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF KTI

         KTI hereby represents and warrants to OCI and OTI that:


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         3.01 Incorporation and Corporate Power. KTI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and perform its obligations hereunder and thereunder.

         3.02 Execution, Delivery; Valid and Binding Agreements. The execution, delivery and performance of this Agreement and the Ancillary Agreements by KTI and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or any of the Ancillary Agreements. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by KTI and, when so executed and delivered, will constitute the valid and binding obligations of KTI, enforceable in accordance with their respective terms.

         3.03 No Breach. The execution, delivery and performance of this Agreement and the Ancillary Agreements by KTI and the consummation by KTI of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of KTI, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of KTI or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which KTI is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which KTI is subject.

         3.04 Governmental Authorities; Consents. KTI is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by KTI in connection with its execution, delivery and performance of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

         3.05 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of KTI .

         3.06 Investment Intent. KTI is purchasing the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law. KTI will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause OCI to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.


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         3.07 Ownership of OCI Common Stock. KTI does not own any shares of OCI
Common Stock.

                                   ARTICLE IV

                                COVENANTS OF OCI

         4.01 Conduct of the Business. OCI agrees that, from the date hereof until the Closing Date, unless otherwise consented to by KTI in writing:

         (a) The business of OCI shall be conducted only in, and OCI shall not take any action except in the ordinary course of OCI's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and OCI's past custom and practice, except that OCI may enter into an agreement with ACF Imports, Inc. on substantially the terms set forth in the letter of intent attached hereto as Exhibit A, provided that the proceeds resulting to OCI as a result of such transaction are used to pay down senior indebtedness other than indebtedness under the Loan Agreement (as hereinafter defined);

         (b) OCI shall not, except as contemplated by this Agreement, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend its Certificate of Incorporation or Bylaws; (iv) split, combine or reclassify any outstanding shares of OCI Common Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of OCI Common Stock; (v) redeem, purchase or acquire or offer to acquire any shares of OCI Common Stock or other securities of OCI; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; or (viii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.01(b); and

         (c) OCI shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.



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         4.02 Access to Books and Records. Between the date hereof and the
Closing Date, OCI shall afford to KTI and its authorized representatives full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of OCI and OTI, and otherwise provide such assistance as is reasonably requested by KTI in order that KTI may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of OCI and OTI.

         4.03 Regulatory Filings. As promptly as practicable after the execution of this Agreement, OCI shall, and shall cause OTI to, make or cause to be made all filings and submissions under any laws or regulations applicable to OCI or OTI for the consummation of the transactions contemplated herein. OCI will coordinate and cooperate with KTI in exchanging such information, will not make any such filing without providing to KTI a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as KTI may request in connection with all of the foregoing.

         4.04 Conditions. OCI shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 6.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

                                    ARTICLE V

                                COVENANTS OF KTI

         KTI covenants and agrees with OCI as follows:

         5.01 Regulatory Filings. As promptly as practicable after the execution of the Agreement, KTI shall make or cause to be made all filings and submissions under any laws or regulations applicable to KTI for the consummation of the transactions contemplated herein.

         5.02 Conditions. KTI shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 6.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.01 Conditions to KTI's Obligations. The obligation of KTI to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:



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         (a) The representations and warranties set forth in Article II hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by OCI or OTI of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

         (b) OCI shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

         (c) OCI shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of OCI's or OTI's assets pursuant to the provisions of, any material agreement, arrangement or undertaking of or affecting OCI or OTI or any license, franchise or permit of or affecting OCI or OTI;

         (d) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

         (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership by KTI of all or a material portion of Shares, or to compel KTI or any of its subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of KTI and its subsidiaries, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by KTI of any of the Shares, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Ancillary Agreements, or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby or thereby;

         (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.01(e) hereof;

         (g) KTI shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to KTI as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or


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

prospects of OCI or OTI which is, individually or in the aggregate with other such facts and circumstances, materially adverse to OCI or OTI or to the value of the Shares;

         (h) KTI shall have received from counsel for OCI and OTI a written opinion, dated as of the Closing Date, addressed to KTI and in form and substance satisfactory to KTI's counsel, with respect to the matters set forth in Sections 2.01 through 2.06;

         (i) The Board of Directors of OCI shall have authorized the redemption of all outstanding rights under OCI's existing shareholder rights plan, and shall have adopted, effective immediately following issuance of the Shares, a new shareholder rights plan which shall not apply to KTI and for which the threshold for a triggering event shall be 4.5% ownership of OCI Common Stock;

         (j) The Operation and Maintenance Agreement (as defined in Section 8.04) shall have been executed by New Heights;

         (k) On the Closing Date, OCI shall have delivered to KTI all of the following:

                  (i) certificates of appropriate officers of OCI and OTI, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                  (ii) copies of the third party and governmental consents and approvals referred to in subsections (c) and (d) above;

                  (iii) the stock certificate or certificates issued to OCI representing the Shares;

                  (iv) a copy of the Certificate of Incorporation of OTI, certified by the Secretary of State of the State of Delaware, and Certificates of Good Standing from the Secretary of State of Delaware evidencing the good standing of OCI and OTI in such jurisdiction;

                  (v) copies of each of (X) the text of the resolutions adopted by the boards of directors of OCI and OTI authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of all of the transactions contemplated by this Agreement and the Ancillary Agreements and (Y) Certificate of Incorporation of OCI and the bylaws of OCI and OTI, along with certificates executed on behalf of each of OCI and OTI, respectively, by its corporate secretary certifying to KTI that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

                  (vi) an executed copy of each of the Ancillary Agreements, including, without limitation, a Loan Agreement, Pledge Agreement and Promissory Note, each dated the



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

         Closing Date, between KTI and OCI in the forms attached hereto as Exhibit B (together, the "Loan Agreement"); and

                  (vii) such other certificates, documents and instruments as KTI reasonably requests related to the transactions contemplated hereby and by the Ancillary Agreements; and

         (l) KTI shall have received a letter from Deloitte & Touche, accountants for OCI, to the effect that the issuance of the Shares to KTI will not have the effect of reducing the dollar amount of net operating loss carryforwards ("NOLs") available to be used by OCI in any tax year.

         6.02 Conditions to OCI's and OTI's Obligations. The obligations of OCI and OTI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing
Date:

         (a) The representations and warranties set forth in Article III hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

         (b) KTI shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

         (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

         (d) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Ancillary Agreements, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby or thereby;

         (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.02(d) hereof;



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

         (f) On the Closing Date, KTI shall have delivered to OCI (i) a certificate of an appropriate officer of KTI, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied, (ii) an executed copy of each of the Ancillary Agreements including, without limitation, the Loan Agreement, (iii) the Purchase Price, and
(iv) a copy of each of (X) the text of the resolutions adopted by the board of directors of KTI authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of all of the transactions contemplated by this Agreement and the Ancillary Agreements and (Y) the bylaws of KTI, along with certificates executed on behalf of KTI by its corporate secretary certifying to OCI that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded.

                                   ARTICLE VII
                                   TERMINATION

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual consent of KTI and OCI;

         (b) by either KTI or OCI if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

         (c) by either KTI or OCI if the transactions contemplated hereby have not been consummated by December 31, 1998; provided that, neither KTI nor OCI shall be entitled to terminate this Agreement pursuant to this Section 7.01(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

         (d) by KTI if, after the date hereof, there shall have been a material adverse change in the financial condition or business of OCI or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by KTI.

         7.02 Effect of Termination. In the event of termination of this Agreement by either KTI or OCI as provided in Section 7.01, this Agreement shall become void and there shall be no liability on the part of either KTI or OCI, or their respective stockholders, officers, or directors, except that Sections
10.01 and 10.02 hereof shall survive indefinitely, and except with respect to willful breaches of this Agreement prior to the time of such termination.

                                  ARTICLE VIII

                       ADDITIONAL COVENANTS AND AGREEMENTS

         8.01 Businesses of OCI and OTI. From and after the Closing Date, and so long as KTI owns any of the Shares, (i) OCI and its subsidiaries shall not engage in any business other than the businesses conducted by them on the Closing Date, and (ii) OTI shall not engage in any business other than the business conducted by New Heights or other crumb rubber facilities and related businesses.

         8.02 Agreements of OTI Regarding Crumb Rubber Facilities. OTI agrees to enter into a license agreement with KTI Recycling, Inc. pursuant to which it will pay to KTI Recycling, Inc. a royalty of $.007 per pound of tires processed into crumb rubber by OTI or any of its affiliates, including New Heights. OTI further agrees that it will not purchase crumb rubber processing equipment from any party other than KTI Recycling of Canada, Inc. and the Village of Ford Heights, Illinois.

         8.03 Agreements Relating to NOLs. KTI agrees that it will not, after the Closing Date, acquire or dispose of any shares of the capital stock of OCI without the prior written consent of OCI, which consent shall be given upon the furnishing to OCI of an opinion of tax counsel reasonably satisfactory to OCI that such acquisition or disposition will not have the effect of reducing the dollar amount of NOLs available to be used by OCI in any tax year.

         8.04 New Heights Operation and Maintenance Agreement. OTI agrees that New Heights shall enter into an Operation and Maintenance Agreement (the "Operation and Maintenance Agreement") with KTI Operations, Inc. ("KTI Operations"), a subsidiary of KTI, substantially in the form attached to the Plan and pursuant to which KTI Operations, as Operating Manager shall have responsibility for day-to-day operations of New Heights and implementation of the New Heights Business Plan, subject to the direction of the Board of Directors of New Heights, and that New Heights shall pay KTI Operations the Operator Fees, the procedures for payment or accrual of which shall be as provided in the Operation and Maintenance Agreement.

         8.05 Boards of Directors; Certain Decisions. OCI agrees that, from and after the Closing date:

         (a) The Board of Directors of OTI shall be comprised of five directors, two of which shall be nominated by KTI and three of which shall be nominated by OCI, and KTI and OCI shall have the absolute right to replace or fill vacancies of directors selected by them. OCI agrees to vote all shares of OTI owned by it in favor of the election of the nominees selected by KTI.

         (b) To the extent permitted by applicable law, commencing at the first meeting of its Board of directors following the Closing Date, OCI will use its best efforts to cause the number of directors to be set at nine, and will use its best efforts to cause three individuals to be selected by KTI to be appointed to its Board of Directors, and thereafter, for so long as KTI continues to hold not less than 50% of the Shares, at each meeting of the shareholders of OCI at which directors are to be elected, to use its best efforts to cause such individuals to be nominated, and to use its best efforts to cause such individuals to be elected, to such Board of Directors.

         8.06 Use of Proceeds. OCI agrees that the proceeds of the sale of the Shares shall be contributed to the capital of OTI, and that the proceeds of any loans under the Loan Agreement shall be contributed to the capital of OTI.

         8.07 Registration Rights. Promptly following a request by KTI or by any KTI lending institution having a pledge of the Shares (a "Lending Institution"), Buyer shall (i) file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933 (the "Act") covering resale of the Shares by KTI and/or any Lending Institution, to the extent that any such Lending Institution has gained title to any of the Shares or any other OCI Common Stock by virtue of a pledge made or security interest granted by KTI, and (ii) use its best efforts to cause such registration statement to be declared or ordered effective by the Commission not later than 90 days following the date of such request, which efforts shall include, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations.

         8.08 SEC Reports; News Releases. So long as KTI continues to own any of the Shares, OCI shall deliver to KTI copies of all reports filed by OCI with the Commission promptly after they are filed with the Commission and all news releases promptly upon their release for publication.

         8.09 Amendment of Certificate of Incorporation. At the first meeting of its stockholders following the Closing Date, OCI will propose an amendment to its Certificate of Incorporation deleting Section (c) Article Third thereof, and use its best efforts to cause such amendment to be to be adopted by its stockholders.

         8.10 Within 30 days following the Closing Date, OCI shall enter into written agreements satisfactory in form and substance to KTI with (i) from Robert M. Davies and Maarten D. Hemsley that they will not exercise any options to purchase shares of OCI Common Stock prior to the thirty-first day following the third anniversary of the Closing Date, and (ii) Anthony N. Puma that he will not sell any shares of OCI Common Stock prior to the thirty-first day following the third anniversary of the Closing Date.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

         9.01 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article II and
Article III hereof shall survive the Closing for a period of three years following the Closing Date.

         9.02 Indemnification by OCI. (a) Subject to the limitations set forth in Section 9.02(b), OCI agrees to indemnify in full KTI and its officers, directors, employees, agents and stockholders (collectively, the "KTI Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid prior to the second anniversary of the Closing Date (collectively, "Losses"), which KTI Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties of OCI contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of OCI pursuant to the terms of this Agreement or any of the Ancillary Agreements, (ii) any breach of, or failure to perform, any agreement of OCI or OTI contained in this Agreement or any of the Ancillary Agreements, or (iii) any "Claims" (as defined in Section 9.04(a)) or threatened Claims against KTI arising out of the actions or inactions of OCI or OTI prior to the Closing (collectively, "KTI Losses").

         (b) OCI shall be liable to the KTI Indemnified Parties for any KTI Losses (i) only if KTI or another KTI Indemnified Party delivers to OCI written notice, setting forth in reasonable detail the identity, nature and amount of KTI Losses related to such claim or claims prior to the second anniversary of the Closing Date and (ii) only if the aggregate amount of all KTI Losses exceeds $10,000 (the "Basket Amount"), in which case OCI shall be obligated to indemnify the KTI Indemnified Parties only for the excess of the aggregate amount of all such KTI Losses over the Basket Amount. The KTI Indemnified Party's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by the KTI Indemnified Party or any basis for OCI to assert that the KTI Indemnified Party did not comply with the terms of this Section 9.02 sufficient to cause the KTI Indemnified Party to have waived its rights under this Section 9.02.

         9.03 Indemnification by KTI. (a) Subject to the limitations set forth in Section 9.03(b), KTI agrees to indemnify in full the OCI, and its officers, directors, employees, agents and stockholders (collectively, the "OCI Indemnified Parties") and hold them harmless against any Losses which any of the OCI Indemnified Parties may suffer, sustain or become subject to as a result of
(i) any misrepresentation in any of the representations and warranties of KTI contained in this Agreement or in any of the Ancillary Agreements, (ii) any breach of, or failure to perform, any agreement of KTI contained in this Agreement or any of the Ancillary Agreements, or (iii) any Claims or threatened Claims against OCI arising out of the actions or inactions of KTI prior to the Closing (collectively, "OCI Losses").

         (b) KTI shall be liable to the OCI Indemnified Parties for any OCI Losses (i) only if OCI or another OCI Indemnified Party delivers to KTI written notice, setting forth in reasonable detail the identity, nature and amount of OCI Losses related to such claim or claims prior to the second anniversary of the Closing Date and (ii) only if the aggregate amount of all OCI Losses exceeds the Basket Amount, in which case KTI shall be obligated to indemnify the OCI Indemnified Parties only for the excess of the aggregate amount of all such OCI Losses over the Basket Amount. The OCI Indemnified Party's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by the OCI Indemnified Party or any basis for KTI to assert that the OCI Indemnified Party did not comply with the terms of this Section 9.03 sufficient to cause the OCI Indemnified Party to have waived its rights under this Section 9.03.

         9.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "KTI Indemnified Party" or "OCI Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

         (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the

Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

         (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Presidents of each of the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Presidents within 60 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in New York City by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

         (c) After the Closing, the rights set forth in this Article IX shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Ancillary Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Ancillary Agreements. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the non-prevailing party.

         (d) Any indemnification payable under this Article IX shall be, to the extent permitted by law, an adjustment to Purchase Price.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.01 Press Releases and Announcements. Prior to the Closing Date, neither party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         10.02 Expenses. Except as otherwise expressly provided for herein, OTI and KTI will pay all of their own expenses (including attorneys' and accountants' fees (and, in the case of OTI, the expenses of OTI and OCI)) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         10.03 Further Assurances. KTI and OCI agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof or of the Ancillary Agreements.

         10.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         10.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to KTI and OCI will, unless another address is specified in writing, be sent to the address indicated below:

Notices to KTI:                            with a copy to:

KTI, Inc.                                  Dorsey & Whitney
7000 Boulevard East                        220 South Sixth Street
Guttenberg, NJ 07093                       Minneapolis, Minnesota 55402-1498
Attention: General Counsel                 Attention: Diane Malfeld
Telecopy: (201) 854-1771                   Telecopy:  (612) 340-2643


Notices to OCI and OTI:                    with a copy to:

Oakhurst Company, Inc.                     Roger M. Barzun
3365 Spruce Lane  60 Hubbard Street
Grapevine, TX 76501                        Concord, MA 01742
Attention:                                 Telecopy: (978) 287-4276
Telecopy: (817) 416-0914

         10.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

         10.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.08 Complete Agreement. This Agreement and the Related Agreements and other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         10.9 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         10.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                  KTI, Inc.

                  By        /s/Robert Wetzel
                     ---------------------------------------------
                      Its         Senior Vice President
                         -----------------------------------------


                  Oakhurst Company, Inc.

                  By          /s/ Robert M. Davies
                     ---------------------------------------------
                      Its            Chief Executive Officer
                         -----------------------------------------



                  Oakhurst Technology, Inc.

                  By           /s/ Robert M. Davies
                     ---------------------------------------------
                      Its             Chief Executive Officer
                         -----------------------------------------

                                                                    EXHIBIT A TO
                                                            INVESTMENT AGREEMENT


                      [ACF Imports, Inc. Letter of Intent]

                                                       - 1 -
SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 29, 1998, AMONG KTI, INC., A NEW JERSEY CORPORATION, FINOVA CAPITAL CORPORATION, A DELAWARE CORPORATION AND OAKHURST COMPANY, INC., A DELAWARE CORPORATION

                                                                      EXHIBIT A

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT, dated as of December 29, 1998, is made and given by OAKHURST COMPANY, INC., a Delaware corporation ("OCI") and Oakhurst Technology, Inc., a Delaware corporation ("OTI" and, together with OCI, the "Pledgors"), to KTI, INC., a New Jersey corporation (the "Lender").

                                    RECITALS

         A. The Pledgors and the Lender have entered into a Letter Loan Agreement dated as of the date hereof (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to extend to OCI for the benefit of OTI that certain credit accommodation consisting of a multiple advance term loan of up to $11,500,000, subject to further adjustment.

         B. OCI is the owner of the shares (the "Pledged Shares") of all of the issued and outstanding shares of stock of OTI described in Part I of Schedule I hereto issued by OTI, and OTI is the owner of membership interests (the "Pledged LLC Interests") of New Heights Recovery & Power, LLC, a Delaware limited liability company ("New Heights") described in Part II of Schedule I and issued by New Heights.

         C. It is a condition precedent to the obligation of the Lender to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Pledgors.

         D. Each Pledgor finds it advantageous, desirable and in the best interests of such Pledgor to comply with the requirement that this Agreement be executed and delivered to the Lender.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Credit Agreement and to extend credit accommodations to OCI thereunder, the Pledgors hereby agree with the Lender for the Lender's benefit as follows:

         Section 1.        Defined Terms.



                  1(a) As used in this Agreement, the following terms shall have the meanings indicated:

                           "Collateral" shall have the meaning given to such
                  term in Section 2.

                           "Event of Default" shall have the meaning given to
                  such term in Section 11.

                           "Lien" shall mean any security interest, mortgage,
                  pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

                           "Obligations" shall mean (a) all indebtedness,
                  liabilities and obligations of the Pledgors to the Lender of every kind, nature or description under the Credit Agreement, including either Pledgor's obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Pledgors under this Agreement, (c) any and all other liabilities and obligations of the Pledgors or either of them to the Lender of every kind, nature and description, whether direct or indirect or hereafter acquired by the Lender from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

                           "Person" shall mean any individual, corporation,
                  partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                           "Pledged LLC Interests" shall have the meaning given
                  to such term in Recital B above.

                           "Pledged Shares" shall have the meaning given to
                  such term in Recital B above.

                           "Security Interest" shall have the meaning given to
                  such term in Section 2.

                  1(b) Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meaning assigned to such terms in the Uniform Commercial Code in effect in the State of New York as of the date first above written to the extent such other terms are defined therein.

                  1(c) Singular/Plural, Etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and

         "or" has the inclusive meaning represented by the phrase "and/or." The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Pledge Agreement unless otherwise provided.

         Section 2. Pledge. As security for the payment and performance of all of the Obligations, the Pledgors hereby pledge to the Lender and grant to the Lender a security interest (the "Security Interest") in the following (the "Collateral"):

                  2(a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                  2(b) All additional shares of stock of the issuer of the Pledged Shares from time to time acquired by the Pledgors in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  2(c) The Pledged LLC Interests and the certificates, units or subscription agreements evidencing the Pledged LLC Interests, if any, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged LLC Interests.

                  2(d) All additional membership interests of New Heights from time to time acquired by the Pledgors in any manner, and the units, certificates or subscription agreements, if any, representing such additional interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests.

                  2(e) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).

         Section 3. Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares and the Pledged LLC Interests shall be delivered to the Lender contemporaneously with the execution of this Agreement. All certificates and instruments representing or evidencing Collateral received by the Pledgors after the execution of this Agreement shall be delivered to the Lender promptly upon a Pledgor's receipt thereof. All such certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the

Lender. The Lender shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Lender or its nominee (but subject to the rights of the Pledgors under Section 6) and to exchange certificates or evidence of membership interests representing or evidencing Collateral for certificates of smaller or larger denominations. Notwithstanding any of the foregoing, as to any Collateral consisting of book-entry or uncertificated securities or securities which are held by a third Person, the Pledgors shall deliver to the Lender evidence satisfactory to the Lender that such Collateral has been registered in the name of, or as pledged to, the Lender. Such evidence shall include the acknowledgment of the issuer or Person holding such Collateral that such issuer or Person holds such Collateral as agent for the Lender and that such Collateral is identified on the books of such issuer or third Person as belonging to or pledged to the Lender.

         Section 4. Certain Warranties and Covenants. Each Pledgor makes the following warranties and covenants:

                  4(a) OCI has title to the Pledged Shares and OTI has title to the Pledged LLC Interests and each respective Pledgor will have title to each other item of Collateral hereafter acquired, free of all Liens except the Security Interest.

                  4(b) The Pledgor has full power and authority to execute this Pledge Agreement, to perform such Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby.

                  4(c) No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Lender, and any financing statements or other documents filed).

                  4(d) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The Pledged LLC Interests have been duly authorized, issued and delivered and are fully paid and non-assessable. The certificates representing the Pledged Shares and the units, certificates or subscription agreements, if any, evidencing the Pledged LLC Interests are genuine. A true and correct copy of the Agreement of Limited Liability Company of New Heights (the "New Heights LLC Agreement") has been provided to the Lender. Neither the Pledged Shares nor the Pledged LLC Interests are subject to any offset or similar right or claim of the issuers thereof.

                  4(e) The Pledged Shares constitute 100% of the issued and outstanding shares of stock of OTI. The Pledged LLC Interests constitute the percentage of interests in New Heights as indicated on
         Schedule I hereto.

                  4(f) OTI will not execute or consent to any amendment to the New Heights LLC Agreement or any related operating agreement without the prior written consent of the Lender.

                  4(g) OCI has one or more places of business and its chief executive office is located in the State of Delaware. OTI has one or more places of business and its chief executive office is located in the State of Delaware.

                  Section 5. Further Assurances. The Pledgors agree that at any time and from time to time, at the expense of the respective Pledgor, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Lender may reasonably request, in order to perfect and protect the Security Interest or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the applicable Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

                  Section 6.        Voting Rights; Dividends; Etc.

                  6(a) Subject to paragraph (d) of this Section 6, the Pledgors shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares, the Pledged LLC Interests or any other stock or interest that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

                  6(b) Subject to paragraph (e) of this Section 6, the Pledgors shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all interest and dividends paid in respect of the Collateral; provided, however, that any and all

                           (i) dividends paid or payable other than in cash in
                  respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                           (ii) dividends and other distributions paid or
                  payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (iii) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Lender to hold as, Collateral and shall, if received by the Pledgors, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgors shall, upon request by the Lender, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 6 (b).

                  6(c) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the applicable Pledgor may reasonably request for the purpose of enabling the applicable Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6 (a) hereof and to receive the dividends and interest that it is authorized to receive and retain pursuant to Section 6 (b) hereof.

                  6(d) Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right in its sole discretion, and the Pledgors shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgors to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
         Section 6 (a) hereof, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Lender shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Lender has given written notice to the applicable Pledgor that any further exercise of such voting rights by the applicable Pledgor is prohibited and that the Lender and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Lender's name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Lender of any such Collateral in satisfaction of the Obligations or any part thereof.

                  6(e) Upon the occurrence and during the continuance of any Event of Default:

                           (i) all rights of the Pledgors to receive the
                  dividends and interest that it would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

                           (ii) all payments of interest and dividends that are
                  received by the Pledgors contrary to the provisions of paragraph (i) of this Section 6 (e) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary indorsement).

         Section 7. Transfers and Other Liens; Additional Shares and Membership Interests.

                  7(a) Except as may be permitted by the Credit Agreement, each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.

                  7(b) OCI and OTI, as the case may be, each agrees that it will (i) cause each issuer of the Pledged Shares that it controls not to issue any stock, membership interests or other securities in addition to or in substitution for the Pledged Shares or Pledged LLC Interests issued by such issuer, except to the applicable Pledgor, and
         (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, membership interests or other securities of each issuer of the Pledged Shares or Pledged LLC Interests.

                  Section 8. Lender Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Lender such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Lender's good-faith discretion, to take any action and to execute any instrument that the Lender may reasonably believe necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  Section 9. Lender May Perform. If a Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the applicable Pledgor under Section 14 hereof.

                  Section 10. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Lender accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Lender shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Lender will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by a Pledgor with respect to any of the Collateral in the Lender's possession if the Lender in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

         Section 11. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) a Pledgor shall fail to observe or perform any covenant or agreement applicable to such Pledgor under this Agreement; or (b) any representation or warranty made by a Pledgor in this Agreement or in any financial statements, reports or certificates heretofore or at any time hereafter submitted by or on behalf of a Pledgor to the Lender shall prove to have been false or materially misleading when made; or (c) any Event of Default shall occur under the Credit Agreement.

         Section 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  12(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code of the State of New York (the "Code") in effect at that time (whether or not the Code then applies to the affected Collateral), and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may reasonably believe are commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Lender of its remedies hereunder, absent this waiver.

                  12(b) The Lender may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Lender and that the same should be performed as requested by, or paid directly to, the Lender, as the case may be. The applicable Pledgor shall join in giving such notice, if the Lender so requests. The Lender may, in the Lender's name or in such Pledgor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

                  12(c) Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter be applied in whole or in part by the Lender against, all or any part of the Obligations (including any expenses of the Lender payable pursuant to Section 14 hereof).

         Section 13. Waiver of Certain Claims. Each Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the "Securities Act"), with respect to any disposition of the Collateral permitted hereunder. Each Pledgor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. Each Pledgor agrees that the Lender shall not incur any liability, and any liability of such Pledgor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Lender reasonably believes is commercially reasonable (within the meaning of Section 9-504(3) of the Uniform Commercial Code). Each Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. Each Pledgor further agrees that the Lender has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Lender were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Lender placed all or any portion of the Collateral privately with a purchaser or purchasers.

         Section 14. Costs and Expenses; Indemnity. The Pledgors will pay or reimburse the Lender on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Lender in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgors shall indemnify and hold the Lender harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Lender's actions pursuant hereto, except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Pledgors to indemnify and hold the Lender harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Pledgors under this Section shall survive any termination of this Agreement.

         Section 15. Waivers and Amendments; Remedies. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Lender. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Lender. All rights and remedies of the Lender shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Lender's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

         Section 16. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

         Section 17. Pledgors Acknowledgements. Each Pledgor hereby acknowledges that (a) such Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Lender has no fiduciary relationship to such Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgors and the Lender.

         Section 18. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Lender to extend credit accommodations to the Pledgors, (b) be binding upon the Pledgors, and their successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and the Loan Documents to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

         Section 19. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Lender to extend credit accommodations to the Borrower, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Lender will return to the applicable Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination. Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the applicable Pledgor and shall be without warranty by, or recourse on, the Lender. As used in this Section, "Pledgors" includes any assigns of a Pledgor, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

         SECTION 20. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

         SECTION 21. CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK; AND THE PLEDGORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT A PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         SECTION 22. WAIVER OF JURY TRIAL. EACH OF THE PLEDGORS AND THE LENDER, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 24. General. All representations and warranties contained in this Agreement or in any other agreement between a Pledgor and the Lender shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. Each Pledgor waives notice of the acceptance of this Agreement by the Lender. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    OAKHURST COMPANY, INC.


                                    By /s/ Robert M.Davies
                                       -------------------------------------
                                       Its Chief Executive Officer
Address for OCI:

3365 Spruce Lane
Grapevine, Texas 76501
Attn: President
Fax: (817) 416-0914

                                    OAKHURST COMPANY, INC.


                                    By /s/ Robert M.Davies
                                       -------------------------------------
                                       Its Chief Executive Officer

Address for OTI:

3365 Spruce Lane
Grapevine, Texas 76501
Attn: President
Fax: (817) 416-0914


Address for Lender:

KTI, Inc.
7000 Boulevard East
Guttenberg, NJ 07093
Attn:  President
Fax: (201) 854-1771

SCHEDULE I

Part I
PLEDGED STOCK


Stock Issuer:  Oakhurst Technology, Inc.

Percentage Ownership: 100%

Class of Stock:

Certificate No(s).:

Par Value:

Number of Shares:



Part II
PLEDGED LLC INTERESTS:



Issuer: New Heights Recovery & Power, LLC

Percentage Ownership: 50%

Number of Units: 7,963,500

Oakhurst Company, Inc.
December 29, 1998
Page 1

SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 29, 1998, AMONG KTI, INC., A NEW JERSEY CORPORATION, FINOVA CAPITAL CORPORATION, A DELAWARE CORPORATION AND OAKHURST COMPANY, INC., A DELAWARE CORPORATION

                             LETTER LOAN AGREEMENT



                               December 29, 1998



Oakhurst Company, Inc.
3365 Spruce Lane
Grapevine, Texas 76501

         RE:      $11,500,000 Multiple Advance Term Loan Facility

Gentlemen:

         KTI, Inc. ("KTI") agrees to make advances to Oakhurst Company, Inc., a Delaware corporation (the "Borrower" or "OCI"), for the benefit of Oakhurst Technology, Inc., a Delaware corporation ("OTI") in an aggregate amount of up to $11,500,000 (the "Facility Limit"), subject to adjustment as hereinafter set forth, from now until April 30, 2001 under a promissory note dated the date of this agreement (the "Note") upon the following terms and conditions:

         1. Making and Repaying the Advances; Interest Rate; Use of Proceeds. The proceeds of each advance will be the used by the Borrower as an equity investment in OTI, which is the designated "KTI Affiliate" under that certain Investment Agreement dated as of December 29, 1998, between KTI and New Heights Recovery & Power, LLC, a Delaware limited liability company ("New Heights") and that certain Amended Plan of Reorganization for New Heights as confirmed and modified by an order dated December 15, 1998 of the United States Bankruptcy Court for the District of Delaware (the "Amended Plan"). The proceeds of each advance shall be used by the Borrower only for equity contributions to OTI in order to enable OTI (a) to satisfy its (or KTI's) obligations as the KTI Affiliate and member of New Heights under the Amended Plan and Investment Agreement, (b) to invest in businesses having the potential of expanding or enhancing the recycling of rubber or tires, and (c) to reimburse (or to contribute capital to New Heights to enable New Heights to reimburse or pay) KTI for any drawings on or costs related to the BFI Letter of Credit (as defined below), or the Acknowledgment (as defined below) including, without limitation,

Oakhurst Company, Inc.
December 29, 1998
Page 2


loans made by KTI, Inc. to New Heights. Any equipment purchased (or moving costs related to the moving of equipment) under the "Business Plan" described in the Amended Plan shall be deemed advances under clause (a) of this paragraph 1, the amount thereof being the cost or fair market value of such equipment; provided that the equipment contributed from the "Franklin Park" facility (as described in the Business Plan) shall be at the value designated in the Investment Agreement.

         KTI does not have to make any advance if an Event of Default (as defined below) has occurred, if KTI has terminated its commitment under this Agreement pursuant to paragraph 8 below or if any of the representations and warranties of OCI or OTI in this Agreement would not be true if made on the date of that advance. Also, KTI does not have to make any advance to the Borrower until KTI has received (w) a duly executed Pledge Agreement dated as of the date hereof, in the form of Exhibit A hereto (the "Pledge Agreement") pursuant to which the Borrower pledges and grants a security interest in all of the issued and outstanding capital stock of OTI to KTI to secure its obligations hereunder, together with stock certificates and executed but undated stock powers or assignments related thereto, and any other security agreements, other security documents, financing statements, lien searches, opinions, certified resolutions, opinions of counsel, or other documents or collateral that KTI may require, all satisfactory to KTI, (x) a Non-exclusive License to Use Technology dated as of the date hereof duly executed by OTI and KTI Recycling, Inc. (the "Royalty Agreement"), (y) the Investment Agreement dated the date hereof (the "OCI Investment Agreement") between KTI, OCI and OTI, and (z) an intercreditor agreement with FINOVA Capital Corporation, in form and substance reasonably acceptable to KTI (the "Intercreditor Agreement"). This Agreement, the Note, the Pledge Agreement, the Royalty Agreement, the OCI Investment Agreement and the Intercreditor Agreement are collectively referred to herein as the "Loan Documents."

         The Borrower may prepay all or a portion of the Note at any time, without premium or penalty. Amounts prepaid may not be reborrowed. All amounts outstanding under the Note shall be due and payable in full on the earlier of April 30, 2001 or the date KTI terminates its commitment under this Agreement pursuant to paragraph 8 below.

         All amounts outstanding under the Note shall bear interest at the rate of fourteen percent (14%) per annum, calculated on the basis of actual days elapsed and a year of 360 days (the "Note Rate"). Interest shall be payable quarterly in arrears, commencing with the calendar quarter ended March 31, 1999. To the extent any interest is not paid in full when due, then the unpaid portion shall be added to principal and bear interest at the Note Rate.

         2. Adjustments to Principal Amount. The Facility Limit will be increased to an amount not to exceed $17,000,000 in the event (a) automatic advances made under paragraph 7 cause the then-current Facility Limit to be exceeded by the amount of such excess, and (b) the amount required by OTI to fund the Business Plan under the Investment

Oakhurst Company, Inc.
December 29, 1998
Page 3


Agreement and the Amended Plan exceed the sum of proceeds from the sale of common stock under the OCI Investment Agreement plus all advances made under the then-current Facility Limit by the amount of such excess. In such case, the Borrower shall execute and deliver a promissory note to KTI in the principal amount of such increase, and otherwise having the same terms as the Note, and deliver to KTI such authorizing resolutions, certificates of good standing, opinions, reaffirmations and other documents related to the increase requested by KTI.

         The Facility Limit will be decreased (x) by $7,500,000, in the event that the Phase Two Business Plan (as defined in the Investment Agreement) is not implemented by the time set forth in the Amended Plan, (y) by $3,500,000, in the event that the Phase Three Business Plan (as defined in the Investment Agreement) is not implemented by the time set forth in the Amended Plan, and
(z) by the cost of the acquisition of additional common stock of the Borrower in the event the holders of certain stock options to purchase common stock of the Borrower breach their agreement regarding the exercise of such options.

         3. Representations. The Borrower and OTI each represents and warrants to KTI as follows:

                  a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  b) The execution, delivery and performance of this Agreement, the Note, the Pledge Agreement and all other instruments and agreements executed by it in connection with this Agreement, and the other Loan Documents have been properly authorized by all necessary corporate action and do not require governmental approval.

                  c) The Loan Documents to which it is a party have been properly executed and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms.

                  d) The financial statements that the Borrower has furnished to KTI fairly represent the Borrower's financial condition on the date of those statements and the results of the Borrower's operations for the periods referred to in those statements. Those statements were prepared in accordance with generally accepted accounting principles. There have been no material adverse changes in the Borrower's properties or financial condition since the date of the latest statements.

                  e) There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or the Borrower's properties before any court or governmental agency.

Oakhurst Company, Inc.
December 29, 1998
Page 4



         4. Reporting The Borrower will not change its fiscal year end from February 28, and will deliver to KTI the following financial statements in a form acceptable to KTI:

                  a) The Borrower's annual financial statements within 120 days after the end of each fiscal year, audited by Deloitteu& Touche or any other independent certified public accountant of nationally recognized standing, reasonably satisfactory to KTI.

                  b) The Borrower's quarterly internally-prepared financial statements and a covenant compliance certificate within 60 days after the end of each quarter, each certified as accurate by an officer of the Borrower.

         The financial statements described in clauses (a) and (b) above shall be prepared in accordance with generally accepted accounting principles, consistently applied. The Borrower will also notify KTI within 30 days after any lawsuit or other legal proceeding in which the damages sought exceed $10,000 has been begun against the Borrower or any of its subsidiaries, including OTI.

         5. Other Affirmative Covenants Unless KTI shall otherwise consent in writing, the Borrower will:

                  a) Pay the Borrower's taxes (including payroll and withholding taxes) when due.

                  b) Keep adequate and proper financial records, and permit KTI to examine those records and inspect the Borrower's property, and discuss the Borrower's affairs and finances with the Borrower's officers, at any reasonable time.

                  c) Keep the Borrower's business adequately insured, and maintain the insurance required under any security agreement or mortgage.

                  d) Maintain the Borrower's and OTI's corporate existence in good standing under the laws of the state of Delaware.

                  e) Maintain the Borrower's properties in good condition, repair and working order.

                  f) Comply in all material respects with all laws, rules and regulations to which the Borrower and its subsidiaries, including OTI, may be subject.

         6. Negative Covenants Unless KTI shall otherwise consent in writing, the Borrower will not:

Oakhurst Company, Inc.
December 29, 1998
Page 5


                  a) Grant any mortgage, security interest or any other lien on any of the Borrower's assets (including capitalized leases), or permit any such lien to exist or continue except for: (i) liens in KTI's favor, (ii) liens in favor of FINOVA Capital Corporation pursuant to the Loan and Security Agreement (the "FINOVA Agreement") between FINOVA Capital Corporation ("FINOVA") and "Borrowers" (as the term is defined in the FINOVA Agreement: Oakhurst Company, Inc., Steel City Products, Inc., Puma Products, Inc., H&H Distributors, Inc., Dowling's Fleet Service Co., Inc., Oakhurst Management Corporation, Oakhurst Holdings, Inc., and G&O Sales Company) (the "FINOVA Borrowers"), dated as of March 28, 1996, as in effect on the date hereof; and (iii) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations and liens of carriers, warehousemen, mechanics and materialmen for sums not due, in each case arising in the ordinary course of business of the Borrower, liens for taxes, fees, assessments and governmental charges not delinquent, liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds, encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower, and capitalized leases provided that the aggregate annual payments owed by the Borrower under such capitalized leases do not exceed $100,000.

                  b) Borrow any money, or sign any promissory note, except for:
         (i) loans from KTI and notes to KTI; (ii) indebtedness secured by liens permitted under a) above, and (iii) indebtedness of the Borrower pursuant to the FINOVA Agreement.

                  c) Guarantee any obligations, except the endorsement of checks for collection and the indebtedness of the FINOVA Borrowers.

                  d) Make any investments in "Affiliates" ("Affiliates" means any person controlling, controlled by or under common control with any of the Borrowers) other than the acquisition of common stock of OTI or capital contributions to OTI, or in bank accounts or certificates of deposit and federal government securities of a maturity of one year or less.

                  e) Sell any property subject to liens of KTI, sell any of the Borrower's assets if such sale will materially and adversely affect the Borrower's ability to repay advances made to Borrower by KTI or sell Dowling's Fleet Service Co., Inc., unless substantially all of the cash portion of the sale proceeds is used to paydown the indebtedness owed to FINOVA under the FINOVA Agreement or any non-cash consideration may be pledged to FINOVA to secure such indebtedness.

Oakhurst Company, Inc.
December 29, 1998
Page 6


                  f) Consolidate or merge with any other business, or acquire the assets of any other business.

                  g) Engage in any line of business other than the Borrower's (and its subsidiaries) current businesses, or permit OTI to engage in any business other than owning its membership interest in New Heights or in a business engaged principally in the production and incineration of crumb rubber or other related businesses which have the potential to enhance or expand rubber or tire recycling.

                  h) Pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

         7. KeyBank Letter of Credit and Acknowledgment; Automatic Advances. As contemplated by paragraph 6 of Article XIII of the Amended Plan, KTI has caused KeyBank National Association ("KeyBank") to issue a letter of credit (the "BFI Letter of Credit") to Browning-Ferris Industries of Illinois, Inc. ("BFI") for the account of KTI, in order to secure and provide for reimbursement to BFI for the costs of New Heights' remediation obligations relating to the current stockpile of tire pieces in the event BFI performs such obligations. KTI has agreed to reimburse and pay all fees to KeyBank relating to the BFI Letter of Credit, including reimbursement of any drawings thereunder. KTI has executed and delivered to New Heights an acknowledgment to fund the obligations of OTI under the Investment Agreement (the "Acknowledgment"). OTI hereby agrees to make a capital contribution to New Heights to enable New Heights to pay or reimburse KTI for any amounts paid by KTI in connection with the BFI Letter of Credit or the Acknowledgment. KTI is hereby authorized, without request or notice of any kind, to automatically make advances of the Loan hereunder to itself to reimburse itself for any payments to KeyBank with respect to the BFI Letter of Credit or for payment or performance by KTI under the Acknowledgment, including all reasonable expenses relating thereto, and to the extent the Facility Amount is then insufficient to fund such advances, the Facility Amount will be automatically increased to provide for such advances.

         8. Events of Default Each of the following shall be an Event of
Default:

                  a) The Borrower shall fail to pay when due any amount owing on any Note or any other indebtedness to KTI that the Borrower owes or has guaranteed.

                  b) Any event referred to in any Note that permits KTI to declare that Note due and payable shall occur.

Oakhurst Company, Inc.
December 29, 1998
Page 7


                  c) The Borrower shall breach any of the Borrower's other obligations under this Agreement and such breach shall continue for 30 days after KTI gives the Borrower notice thereof.

                  d) An event of default shall occur under any of the Loan Documents or any other document securing any Note, or under the FINOVA Agreement.

                  e) Any representation or warranty that the Borrower has made under this Agreement or any other Loan Document shall prove to have been untrue when made.

                  f) The Borrower or OTI shall become insolvent, or the subject of any bankruptcy, reorganization, debt arrangement, dissolution or liquidity proceeding.

         If any Event of Default described in clause f) above occurs, KTI's commitment under this Agreement shall automatically terminate and the Notes and all of the Borrower's other obligations to KTI under this Agreement shall immediately become due and payable. If any other Event of Default occurs, KTI may, without giving the Borrower notice, declare KTI's commitment to make advances under this Agreement terminated and/or declare the principal balance of each Note and all accrued interest to be immediately due, and KTI may exercise any other rights and remedies available to KTI by law or agreement. The Borrower hereby irrevocably authorizes KTI to set off all sums owing by the Borrower to KTI against all deposits and credits the Borrower may have with, and any claims the Borrower may have against, KTI at any time after an Event of Default occurs.

         9. Fees and Expenses The Borrower and OTI agree to pay all of the costs and expenses incurred by KTI in connection with the negotiation, preparation, execution, perfection, administration, amendment, or enforcement of this Agreement and the other Loan Documents, including attorney's fees and expenses and internal time charges reasonably determined by KTI for lawyers employed by KTI.

         10. Miscellaneous

                  a) If KTI does not exercise some right KTI has against the Borrower, or if KTI delays in exercising a right, that does not mean that KTI gives up that right.

                  b) No Loan Document can be changed unless KTI signs or consents in writing to a written amendment.

                  c) This Agreement is the entire agreement between KTI and the Borrower with respect to the $11,500,000 line of credit. This Agreement takes the place of any conversations, oral agreements and commitment letters or other letters between KTI and the Borrower.

Oakhurst Company, Inc.
December 29, 1998
Page 8


                  d) This Agreement shall be binding upon the Borrower and OTI, and their successors and assigns, and shall inure, together with the rights and remedies of KTI hereunder, to the benefit of, and be enforceable by, KTI and its successors, transferees and assigns. Without limiting the generality of the foregoing, KTI may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and the Loan Documents to any other Person.

                  e) Each of the Borrower and OTI agrees to the provisions contained in Exhibit B attached hereto, which provisions are fully incorporated herein.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Oakhurst Company, Inc.
December 29, 1998
Page 9



Please indicate the Borrower's acceptance of this Agreement by signing the enclosed copy of this letter and returning it to the undersigned.

                                            Very truly yours,

         KTI, INC.
         By    /s/ Martin J. Sergi
           -------------------------------
         Name  Martin J. Sergi
         Its   President

Accepted this 29th day of December, 1998.

BORROWER:

OAKHURST COMPANY, INC.


By    /s/ Robert M. Davies
  ----------------------------------
Name: Robert M. Davies
Its   Chief Executive Officer


OTI:

OAKHURST TECHNOLOGY, INC.

By    /s/ Robert M. Davies
  ----------------------------------
Name: Robert M. Davies
Its   Chief Executive Officer

Oakhurst Company, Inc.
December 29, 1998
Page 10





         EXHIBIT B

                  Joint and Several Obligations; Terms with Respect to Obligations.


         If it is at any time determined that either OCI or OTI is liable as a guarantor with respect to such Obligations arising in connection with Loan or advances made to the other (the "Guaranteed Obligations"), each of OCI and OTI hereby agrees to the following terms:

                  (a) Obligations Absolute. No act or thing need occur to establish the liability of OCI or OTI for the Guaranteed Obligations, and no act or thing, except full payment and discharge of all such Guaranteed Obligations, shall in any way exonerate OCI or OTI or modify, reduce, limit or release the liability of OCI or OTI for its Guaranteed Obligations. The obligations of OCI or OTI for its Guaranteed Obligations shall be absolute, unconditional, and irrevocable, and shall not be subject to any right of setoff or counterclaim by OCI or OTI.

                  (b) Continuing Guaranty . OCI and OTI shall each be liable for its Guaranteed Obligations, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto. Guaranteed Obligations may be created and continued in any amount without affecting or impairing the liability of OCI or OTI therefor. No notice of such Guaranteed Obligations already or hereafter contracted or acquired by KTI, or any renewal or extension of any thereof need be given to OCI or OTI and none of the foregoing acts shall release OCI or OTI from liability hereunder. The agreement of OCI or OTI pursuant to the Credit Agreement with respect to its Guaranteed Obligations is an absolute, unconditional and continuing guaranty of payment of such Guaranteed Obligations and shall continue to be in force and be binding upon OCI or OTI until such Guaranteed Obligations are paid in full and the Credit Agreement is terminated, and KTI may continue, at any time and without notice to such Borrower, to extend credit or other financial accommodations and loan monies to or for the benefit of the other on the faith thereof. Each of OCI and OTI hereby waives, to the fullest extent permitted by law, any right they may have to revoke or terminate its guaranty of the Guaranteed Obligations before the Guaranteed Obligations are paid in full and the Credit Agreement is terminated. In the event either OCI or OTI shall have any right under applicable law to otherwise terminate or revoke its guaranty of the Guaranteed Obligations which cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by person, is actually received by KTI's officer responsible for such matters. Any notice of termination or revocation described above shall not affect OCI's or OTI's guaranty of the Guaranteed Obligations in relation to
         (i) any of the Guaranteed Obligations that arose prior to receipt thereof or (ii) any of the Guaranteed Obligations created after

Oakhurst Company, Inc.
December 29, 1998
Page 11


         receipt thereof, if such Guaranteed Obligations were incurred through loans by KTI , and/or for the purpose of protecting any collateral, including, but not limited, to all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by KTI in connection with the Guaranteed Obligations. If, in reliance on either OCI or OTI's guaranty of its Guaranteed Obligations, KTI makes loans or other advances to or for the benefit of the other or takes other action under this Agreement after such aforesaid termination or revocation by the undersigned but prior to the receipt by KTI of said written notice as set forth above, the rights of KTI shall be the same as if such termination or revocation had not occurred.

                  (c) Other Transactions. Whether or not any existing relationship between OCI and OTI has been changed or ended, KTI may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of other obligations of the other to KTI, without consent or approval by the other and without notice to the other, and all such obligations shall be guaranteed by virtue of the Credit Agreement. The liability of OCI and OTI under the Credit Agreement with respect to the Guaranteed Obligations shall not be affected or impaired by any of the following acts or things (which KTI is expressly authorized to do, omit or suffer from time to time, without notice to or approval by OCI or OTI): (i) any acceptance of collateral security, other guarantors, accommodation parties or sureties for any or all Guaranteed Obligations; (ii) any one or more extensions or renewals of Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Guaranteed Obligations; (iii) any waiver or indulgence granted to the other Borrowers, any delay or lack of diligence in the enforcement of Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Guaranteed Obligations; (iv) any full or partial release of, settlement with, or agreement not to sue,OCI or OTI or any other guarantor or other person liable in respect of any Guaranteed Obligations; (v) any discharge of any evidence of Guaranteed Obligations or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security for Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, ensure, or enforce any collateral security, or any modification, substitution, discharge, impairment or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Guaranteed Obligations or any evidence thereof; (ix) any order of application of any payments or credits upon Guaranteed Obligations;
         (x) any release of any collateral security for Guaranteed Obligations;
         (xi) any amendment to or modification of, any agreement between KTI and either OCI or OTI, or any waiver of compliance by OCI or OTI with the terms thereof; and (xii) any election by KTI under Section 1111(b) of the United States Bankruptcy Code.

Oakhurst Company, Inc.
December 29, 1998
Page 12


                  (d) Waivers of Defenses and Rights. Each of OCI and OTI waives any and all defenses, claims and discharges of the other, or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, neither OCI nor OTI will assert, plead or enforce against KTI any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to OCI or OTI or any other person liable in respect of any Guaranteed Obligations, or any setoff available against KTI to OCI or OTI or any such other person, whether or not on account of a related transaction. Each of OCI and OTI expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing Guaranteed Obligations, whether or not the liability of or any other obligor for such deficiency is discharged pursuant to statute, judicial decision or contract. Each of OCI and OTI waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Guaranteed Obligations. Each of OCI and OTI agrees that its liability under the Credit Agreement for the Guaranteed Obligations shall be primary and direct, and that KTI shall not be required first to resort for payment of the Guaranteed Obligations to the other or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, or to commence any action or obtain any judgment against any other or against any such collateral security or to pursue any other right or remedy KTI may have against any other before enforcing the liability of such Person for the Guaranteed Obligations under the Credit Agreement.

                  (e) Approval of Credit. Each of OCI and OTI has, independently and without reliance upon KTI or the directors, officers, agents or employees of KTI, and instead in reliance upon information furnished by the other Borrowers and upon such other information as OCI or OTI deemed appropriate, made its own independent credit analysis and decision to guaranty the obligations of the other Borrowers pursuant to the Credit Agreement.

                  (f) Waiver of Subrogation. Each of OCI and OTI expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the other, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and each hereby waives any benefit of, and any right to participate in, any security or collateral given to KTI to secure payment of the Guaranteed Obligations or any other liability of the other to KTI. Each of OCI and OTI further agrees that any and all claims it may have against the other, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or against any of their respective properties, whether arising by reason of any payment by such Person to KTI pursuant to the provisions hereof or otherwise, is hereby waived.